Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2006 Results

Third Quarter Highlights

•	Revenue of $16.7 million, up 54% year over year

•	Operating income of $2.7 million, or 16% of revenue for the quarter

•	Net income of $2.7 million, or $0.14 per share on a fully diluted basis

•	Operating cash flows of $2.8 million, up 462% year over year

•	Completed initial public offering during October 2006, resulting in net proceeds before offering expenses of approximately $74.8 million

MOUNTAIN VIEW, Calif.,—November 9, 2006— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter of 2006.

“Today marks our first earnings report as a public company, and I feel that our third quarter results are solid and balanced,” said Gary Lauer, chief executive officer of eHealth. “Both revenue and profitability have increased, and demand through all our marketing channels was significant. More importantly, we see increasing visibility and recognition of the individual health insurance category, which eHealth is uniquely positioned to address.”

Third Quarter Results

For the third quarter ended September 30, 2006, revenue totaled $16.7 million, representing a 54% increase over revenue of $10.8 million for the third quarter of 2005. Revenue for the third quarter of 2006 included the recognition of $0.7 million of revenue that had accumulated over the prior six quarters through June 30, 2006 and was previously deferred. Excluding this amount, non-GAAP revenue for the third quarter of 2006 was $15.9 million, which represented a 47% increase over revenue for the third quarter of 2005. The increase in revenue was driven primarily by growth in commission revenue received from health insurance carriers.

Operating income for the third quarter of 2006 was $2.7 million, compared to an operating loss of $0.5 million for the same quarter of 2005. Excluding the $0.7 million of previously deferred revenue, non-GAAP operating income was $2.0 million for the third quarter of 2006.

Net income for the third quarter of 2006 was $2.7 million, or $0.14 per share on a fully diluted basis. Excluding the $0.7 million of previously deferred revenue, non-GAAP net income was $2.0 million, or $0.11 per fully diluted share. This compares to a net loss of $0.4 million, or ($0.09) per fully diluted share, for the third quarter of 2005.

During the third quarter of 2006, cash flow from operations increased to $2.8 million, compared to $0.5 million for the same period in 2005. The Company ended the third quarter with $12.6 million of cash and cash equivalents, compared with $9.4 million as of December 31, 2005.

Year-To-Date Results

For the nine months ended September 30, 2006, revenue totaled $43.9 million, including the recognition of $0.7 million of revenue that had accumulated over the prior six quarters through June 30, 2006 and was previously deferred. Excluding this amount, non-GAAP revenue totaled $43.2 million, up 44% from revenue of $30.0 million for the first nine months of 2005.

Operating income increased to $5.2 million during the first nine months of 2006. Excluding the $0.7 million of previously deferred revenue, non-GAAP operating income was $4.5 million, compared to an operating loss of $0.8 million during the same period of 2005.

Net income for the first nine months of 2006 was $5.4 million, or $0.28 per share on a fully diluted basis. Excluding the $0.7 million of previously deferred revenue, non-GAAP net income for this period was $4.7 million, or $0.25 per fully diluted share, compared with a net loss of $0.6 million, or $(0.14) per fully diluted share, for the same period in 2005.

During the first nine months of 2006, cash flow from operations totaled $6.5 million, representing a 329% increase compared to operating cash flow of $1.5 million for the same period in 2005.

Initial Public Offering

In October 2006, the Company completed an initial public offering of 5,750,000 shares of common stock at a price of $14 per share, resulting in cash proceeds of approximately $74.8 million before offering expenses and net of underwriters’ discounts and commissions. The Company anticipates that it will use the proceeds for working capital and other general corporate purposes.

Guidance

The Company expects revenue for the three-month period ending December 31, 2006 to range between $15.9 million and $16.6 million. The Company plans on providing detail regarding its outlook for 2007 at its next earnings call.

Webcast and Conference Call Information

A conference call will be held today, Thursday, November 9, 2006 at 5:00 p.m. (EST) / 2:00 p.m. (PST). Individuals interested in listening to the conference call may do so by dialing 866-831-5605 for domestic callers and 617-213-8851 for international callers. The participant passcode is 88914388. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 93712371.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance.com are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. The Company is headquartered in Mountain View, California. Additional information can be found at the Company’s website, www.ehealthinsurance.com.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the increasing visibility and recognition of the individual health insurance category, the Company’s position to address this market, the anticipated use of proceeds from the Company’s initial public offering, expectations regarding financial results, including revenue and net income for the three-month period ending December 31, 2006, and estimated membership. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with acceptance of the internet as a medium for the purchase of health insurance, the Company’s ability to increase its membership base and expand its relationships with health insurance carriers and marketing partners, retention of the Company’s members, increased rates of member turnover, changes in the Company’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit the Company’s website, the performance, reliability and availability of the Company’s ecommerce platform and underlying network infrastructure, the effectiveness of the Company’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission, including the “Risk Factors” section in our final prospectus dated October 13, 2006 and available on the investor relations page of the Company’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.com. Other risks may be detailed from time to time in reports to be filed with the Securities and Exchange Commission. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2006.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. eHealth believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with eHealth’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate eHealth’s results of operations in conjunction with the corresponding GAAP measures.

For internal budgeting and resource allocation, eHealth’s management uses non-GAAP financial information that excludes certain revenue recognized in the three and nine month periods ended September 30, 2006 that management considers non-recurring and extraordinary. eHealth’s management uses these non-GAAP financial measures in making operating decisions, because it believes the measures provide meaningful supplemental information regarding eHealth’s operational performance and useful insight into how its business should be managed. Management uses these non-GAAP financial measures to facilitate internal comparisons to historical operating results.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Trisha Dill

Aston Partners

1-415-869-5757

tdill@ashtonpartners.com

www.ashtonpartners.com

Media Contact:

Robert Hurley

VP Corporate Communications

1-916-608-6101

robert.hurley@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005	September 30, 2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,415	$12,641
Accounts receivable	128	801
Prepaid expenses and other current assets	908	1,197

Total current assets	10,451	14,639
Restricted investments	153	156
Property and equipment, net	2,761	3,842
Deferred initial public offering costs	1,391	3,875
Other non-current assets	409	438

Total assets	$15,165	$22,950

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,077	$1,186
Accrued compensation and benefits	3,009	2,813
Accrued marketing expenses	1,027	1,728
Deferred revenue	523	59
Other current liabilities	1,179	2,598

Total current liabilities	6,815	8,384
Other non-current liabilities	212	245
Commitments and contingencies
Convertible preferred stock	86,319	86,319
Stockholders’ deficit:
Common stock	5	5
Class A nonvoting common stock	—	—
Additional paid-in capital	1,983	2,689
Deferred stock-based compensation	(62)	(33)
Accumulated deficit	(80,132)	(74,700)
Accumulated other comprehensive income	25	41

Total stockholders’ deficit	(78,181)	(71,998)

Total liabilities, convertible preferred stock and stockholders’ deficit	$15,165	$22,950

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenue:
Commission	$10,726	$15,867	$29,766	$42,423
License and other	118	795	279	1,471

Total revenue	10,844	16,662	30,045	43,894
Operating costs and expenses:
Cost of revenue-sharing	163	411	441	894
Marketing and advertising (*)	4,967	5,798	12,978	15,804
Customer care and enrollment (*)	2,229	2,740	6,401	8,044
Technology and content (*)	2,091	2,668	5,916	7,321
General and administrative (*)	1,871	2,370	5,088	6,602

Total operating costs and expenses	11,321	13,987	30,824	38,665

Income (loss) from operations	(477)	2,675	(779)	5,229
Other income, net	49	145	142	357

Income (loss) before provision for income taxes	(428)	2,820	(637)	5,586
Provision for income taxes	—	82	—	154

Net income (loss)	$(428)	$2,738	$(637)	$5,432

Net income (loss) per share:
Basic – common stock	$(0.09)	$0.54	$(0.14)	$1.10
Basic – Class A nonvoting common stock	—	$0.54	—	$1.10
Diluted – common stock	$(0.09)	$0.14	$(0.14)	$0.28
Diluted – Class A nonvoting common stock	—	$0.14	—	$0.28

Net income (loss):
Allocated to common stock	$(428)	$2,705	$(637)	$5,376
Allocated to Class A nonvoting common stock	—	33	—	56

Net income (loss)	$(428)	$2,738	$(637)	$5,432

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,669	4,974	4,620	4,903
Basic – Class A nonvoting common stock	—	61	—	51
Diluted – common stock	4,669	19,334	4,620	19,158
Diluted – Class A nonvoting common stock	—	61	—	51

(*) Includes stock-based compensation as follows:
Marketing and advertising	$3	$21	$95	$32
Customer care and enrollment	1	13	4	27
Technology and content	18	60	44	148
General and administrative	8	50	18	89

Total	$30	$144	$161	$296

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Operating activities
Net income (loss)	$(428)	$2,738	$(637)	$5,432
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	305	422	877	1,116
Stock-based compensation expense	30	144	161	296
Deferred rent	(3)	46	171	40
Changes in operating assets and liabilities:
Accounts receivable	(45)	(496)	(40)	(673)
Prepaid expenses and other current assets	43	90	(81)	(224)
Other assets	(1)	(27)	15	(29)
Accounts payable	(17)	291	(52)	198
Accrued compensation and benefits	174	170	3	(192)
Accrued marketing expenses	540	124	698	701
Deferred revenue	37	(747)	218	(464)
Other current liabilities	(136)	47	179	292

Net cash provided by operating activities	499	2,802	1,512	6,493

Investing activities
Purchases of property and equipment	(467)	(1,321)	(1,078)	(1,738)
Changes in restricted cash	—	—	101	—
Changes in restricted investments	(1)	(1)	(2)	(3)

Net cash used in investing activities	(468)	(1,322)	(979)	(1,741)

Financing activities
Net proceeds from exercise of common stock options	281	61	337	439
Costs incurred in connection with initial public offering	(335)	(538)	(366)	(1,909)
Principal payments in connection with capital leases	(6)	(68)	(17)	(72)

Net cash used in financing activities	(60)	(545)	(46)	(1,542)

Effect of exchange rate changes on cash and cash equivalents	17	13	17	16

Net increase (decrease) in cash and cash equivalents	(12)	948	504	3,226
Cash and cash equivalents at beginning of period	9,223	11,693	8,707	9,415

Cash and cash equivalents at end of period	$9,211	$12,641	$9,211	$12,641

EHEALTH, INC.

SUMMARY OF KEY METRICS

(Unaudited)

Metric	Three Months Ended September 30, 2005	Three Months Ended September 30, 2006
IFP submitted applications (1)	59,000	78,200

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (2)	39%	39%
Marketing partners (3)	35%	34%
Online advertising (4)	26%	27%

Total	100%	100%

IFP new members (5)	44,800	68,000
Total new members (6)	68,800	102,400

Total revenue (7)	$10,844,000	$16,662,000
Total revenue per estimated member for the period (8)	$43	$48

Marketing and advertising expenses (9)	$4,967,000	$5,798,000
Acquisition cost per individual on IFP submitted applications (10)	$53	$49

	As of September 30, 2005	As of September 30, 2006
IFP estimated membership (11)	206,500	297,400
Total estimated membership (12)	258,300	363,000

(1)	Individual and Family Product (“IFP”) applications completed on eHealth’s website during the period.
(2)	Percentage of submitted applications from applicants who came directly to the eHealth website.
(3)	Percentage of submitted applications from applicants sourced through eHealth’s network of marketing partners.
(4)	Percentage of submitted applications from applicants sourced through paid search, portals and related sites.
(5)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(6)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(7)	Total revenue recognized during the period (all sources) from the condensed consolidated statements of operations.
(8)	Calculated as total revenue recognized during the period (see note (7)) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of operations.
(10)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.
(11)	Estimated number of members active on IFP insurance policies as of the date indicated.
(12)	Estimated number of members active on all insurance policies as of the date indicated.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended September 30, 2006
	GAAP Reported		Adjustments	Non-GAAP Results
	$	Percent of Total Revenue	$	$	Percent of Total Revenue
Revenue:
Commission (1)	$15,867	95%	$(720)	$15,147	95%
License and other	795	5	—	795	5

Total revenue	16,662	100	(720)	15,942	100
Operating costs and expenses:
Cost of revenue-sharing	411	3	—	411	3
Marketing and advertising	5,798	35	—	5,798	36
Customer care and enrollment	2,740	16	—	2,740	17
Technology and content	2,668	16	—	2,668	17
General and administrative	2,370	14	—	2,370	15

Total operating costs and expenses	13,987	84	—	13,987	88

Income (loss) from operations	2,675	16	(720)	1,955	12
Other income, net	145	1	—	145	1

Income (loss) before provision for income taxes	2,820	17	(720)	2,100	13
Provision for (benefit from) income taxes (2)	82	1	(19)	63	—

Net income (loss)	$2,738	16%	$(701)	$2,037	13%

Net income (loss) per share:
Basic – common stock	$0.54		$(0.14)	$0.40
Basic – Class A nonvoting common stock	$0.54		$(0.14)	$0.40
Diluted – common stock	$0.14		$(0.03)	$0.11
Diluted – Class A nonvoting common stock	$0.14		$(0.03)	$0.11

Net income (loss):
Allocated to common stock	$2,705		$(693)	$2,012
Allocated to Class A nonvoting common stock	33		(8)	25

Net income (loss)	$2,738		$(701)	$2,037

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,974		4,974	4,974
Basic – Class A nonvoting common stock	61		61	61
Diluted – common stock	19,334		19,334	19,334
Diluted – Class A nonvoting common stock	61		61	61

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Nine Months Ended September 30, 2006
	GAAP Reported		Adjustments	Non-GAAP Results
	$	Percent of Total Revenue	$	$	Percent of Total Revenue
Revenue:
Commission (1)	$42,423	97%	$(720)	$41,703	97%
License and other	1,471	3	—	1,471	3

Total revenue	43,894	100	(720)	43,174	100
Operating costs and expenses:
Cost of revenue-sharing	894	2	—	894	2
Marketing and advertising	15,804	36	—	15,804	37
Customer care and enrollment	8,044	18	—	8,044	19
Technology and content	7,321	17	—	7,321	17
General and administrative	6,602	15	—	6,602	15

Total operating costs and expenses	38,665	88	—	38,665	90

Income (loss) from operations	5,229	12	(720)	4,509	10
Other income, net	357	1	—	357	1

Income (loss) before provision for income taxes	5,586	13	(720)	4,866	11
Provision for (benefit from) income taxes (2)	154	1	(19)	135	—

Net income (loss)	$5,432	12%	$(701)	$4,731	11%

Net income (loss) per share:
Basic – common stock	$1.10		$(0.15)	$0.95
Basic – Class A nonvoting common stock	$1.10		$(0.15)	$0.95
Diluted – common stock	$0.28		$(0.03)	$0.25
Diluted – Class A nonvoting common stock	$0.28		$(0.03)	$0.25

Net income (loss):
Allocated to common stock	$5,376		$(694)	$4,682
Allocated to Class A nonvoting common stock	56		(7)	49

Net income (loss)	$5,432		$(701)	$4,731

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,903		4,903	4,903
Basic – Class A nonvoting common stock	51		51	51
Diluted – common stock	19,158		19,158	19,158
Diluted – Class A nonvoting common stock	51		51	51

Explanation of adjustments

(1)	Included in deferred revenue at June 30, 2006 were commission amounts reported and paid by a single health insurance carrier that, effective January 2005, changed its basis for calculating and reporting commission amounts from a percentage of the premium it collected to a percentage of the premium it billed. Since this was the first carrier to calculate and report commission amounts on this basis, eHealth initially did not have sufficient historical forfeiture experience to estimate and record an appropriate allowance for forfeitures as commission amounts were reported by the carrier. Accordingly, all commission amounts reported by the carrier in 2005 and through the first six months of 2006 were deferred.

During the three months ended September 30, 2006, eHealth determined that it had sufficient experience to estimate an allowance for forfeitures for this health insurance carrier. Accordingly, during the three and nine months ended September 30, 2006, eHealth recognized $720,000 of commission revenue, which had been previously deferred.

(2)	The income tax impact of reducing income before provision for income taxes by $720,000 in the three and nine months ended September 30, 2006.